As filed with the Securities and Exchange Commission on September 30, 2020

 Registration Number 333-249080

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 1

to

FORM S-1

Registration Statement under the Securities Act of 1933

CoJax Oil and Gas Corporation

(Exact name of Registrant as specified in its charter)

Virginia	1311	82-3270504
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification No.)

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeffrey J. Guzy, Chairman of the Board of Directors and Chief Executive Officer

CoJax Oil & Gas Corporation

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul W. Richter, Esq.

PW Richter, plc

3901 Dominion Townes Circle

Richmond, Virginia 23223

(804) 644-2182

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)
Smaller reporting company [X]	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This pre-effective Amendment Number 1 to the Form S-1 Registration Statement filed by CoJax Oil and Gas Corporation, a Virginia corporation (“Registrant”) on September 28, 2020, with the Commission (“Registration Statement”) is being filed solely to correct the Registration Number listed on the cover page of the Registration Statement.  As filed, the Registration Statement inadvertently listed the Issuer’s current Commission file number 333-232845 as the Registration Number of the Registration Statement.  The correct Registration Number 333-249080 is listed on the cover page of this pre-effective Amendment Number 1 to the Registration Statement. No other changes to the Registration Statement are made by this pre-effective Amendment Number 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this pre-effective Amendment Number 1 to the Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 30th day of September 2020.

CoJax Oil and Gas Corporation
By:	/s/ Jeffrey J. Guzy
Jeffrey J. Guzy
Chairman of the Board and Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this pre-effective Amendment Number 1 to the Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
By: /s/ Jeffrey J. Guzy Jeffrey Guzy	Chief Executive Officer and Chairman of the Board (principal executive officer)	09/30/2020
By: /s/ Wm. Barrett Wellman Wm. Barrett Wellman	Chief Financial Officer (principal financial officer)	09/30/2020
By: /s/ Jeffrey J. Guzy Jeffrey Guzy	Director – Chairman of the Board (sole director)	09/30/2020